EXHIBIT 32

WRITTEN STATEMENT
PURSUANT TO
18 U.S.C. SECTION 1350

                The undersigned, the Chairman and Chief Executive Officer and the Executive Vice President and Chief Financial Officer of ACME Communications, Inc. (the “Company”) hereby certify that pursuant to 18 U.S.C. §1350:

(i) the quarterly report on Form 10-Q for the three and nine months ended September 30, 2003 of the Company (the “Report) fully complies with the requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 12, 2003

/s/ Jamie Kellner Jamie Kellner Chairman and Chief Executive Officer

/s/ Thomas D. Allen Thomas D. Allen Executive Vice President and Chief Financial Officer